UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ANALEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALEX CORPORATION

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

April 13, 2005

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of stockholders of Analex Corporation (the “Company”) to be held on May 19, 2005, at 10:00 a.m. local time at Swissôtel The Drake located at 440 Park Avenue, New York, NY 10022.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

1. To elect nine (9) directors for a one-year term expiring at the annual stockholders’ meeting in 2006 and until their successors are duly elected and qualified.

2. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 650,000 to 1,050,000.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2005.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends that you vote FOR each of the proposals to be considered at the Annual Meeting.

At the Annual Meeting, we also will be pleased to report on the business of the Company. A discussion period will be provided for questions and comments of general interest to stockholders.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement contain details concerning each of the proposals. We urge you to read and consider these documents carefully. Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. If you attend the meeting, you may vote in person, even if you previously returned your proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

On behalf of the Board and management, we thank you for your continued support of Analex.

Sincerely,

Sterling E. Phillips, Jr.
Chairman of the Board and Chief Executive Officer

ANALEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

TO THE STOCKHOLDERS OF ANALEX CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Annual Meeting”) of the stockholders of Analex Corporation, a Delaware corporation (the “Company”), is scheduled to be held on May 19, 2005 at 10:00 a.m., local time, at Swissôtel The Drake located at 440 Park Avenue, New York, NY 10022, for the following purposes:

1. To elect nine (9) directors for a one-year term expiring at the annual stockholders’ meeting in 2006 and until their successors are duly elected and qualified.

2. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 650,000 to 1,050,000.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2005.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of the Company’s Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred stock at the close of business on April 4, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CATHERINE M. CLARK
Catherine M. Clark
Corporate Secretary

Alexandria, Virginia

April 13, 2005

ANALEX CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

Page No.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	27
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	27
INCORPORATION OF OTHER DOCUMENTS BY REFERENCE	27
OTHER MATTERS	27

ANNEX A—First Amended and Restated Audit Committee Charter

ANNEX B—Compensation Committee Charter

ANNEX C—Nominating Committee Charter

ANNEX D—Governance Committee Charter

ANNEX E—Amended and Restated Employee Stock Purchase Plan

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock of Analex Corporation, a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on May 19, 2005, at 10:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about April 18, 2005 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, at the Company’s headquarters at 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

Stockholders of record at the close of business on April 4, 2005 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 15,431,419 shares of Common Stock were issued and outstanding, 6,726,457 shares of the Company’s Series A Preferred Stock were issued or outstanding, and 10,571,427 shares of the Company’s Series B Preferred stock were issued or outstanding. Each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock is entitled to one (1) vote on all matters that may properly come before the Annual Meeting. Each share of Series A Preferred Stock and Series B Preferred Stock entitles its holder to vote together with the holders of Common Stock as a single class. The holders of a majority of the outstanding shares of Common Stock, and the Series A Preferred Stock and the Series B Preferred Stock on an as-converted basis, present in person or by proxy, will constitute a quorum at the Annual Meeting.

Under Delaware law, a plurality of the votes cast at the Annual Meeting is necessary to elect directors, and the affirmative vote of a majority of the votes present in person or by proxy is required to approve all the other proposals set forth in the Notice of Annual Meeting of Stockholders. For specific votes required to approve each proposal, see “Required Vote” under each proposal. With respect to the election of directors, shares that are entitled to vote for any particular nominee may be voted for such nominee, withheld from voting for such nominee or voted for another person. With respect to voting generally, votes that are withheld and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) will be counted to determine whether a quorum is present, but will not be counted as part of the total number of votes cast on any proposal and will have no effect on the outcome. In determining whether any proposal has received the requisite number of favorable votes, abstentions will be counted as part of the total number of votes cast on such proposal to determine whether a quorum is present. Thus, abstentions will have the same effect as votes “against” the proposal.

At the Annual Meeting, ballots will be distributed with respect to each proposal to be voted upon to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one (1) vote for each share owned of record, the votes being in three (3) categories: FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three (3) categories will be, with respect to each director to be elected, FOR the director nominee, WITHHOLD AUTHORITY from voting for the director nominee or FOR another person to be elected as a director.

Votes at the Annual Meeting will be tabulated by one (1) or more Inspectors of Election appointed by the Company.

FORWARD-LOOKING STATEMENTS

From time to time, in written reports and oral statements, management may discuss its expectations regarding the Company’s future performance. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies or other actions taken or to be taken by the Company, including the impact of such plans, strategies or actions on the Company’s results of operations or components thereof, projected or anticipated benefits from operational changes, acquisitions or dispositions made or to be made by the Company, or projections involving anticipated revenues, costs, earnings or other aspects of the Company’s results of operations. The words “expect,” “believe,” “anticipate,” “project,” “estimate,” “intend” and similar expressions, and their opposites, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance but rather are based on currently available competitive, financial and economic data and management’s operating plans. These forward-looking statements involve risks and uncertainties that could render actual results materially different from management’s expectations. Such risks and uncertainties include, without limitation, the business conditions and growth and consolidation in the government contracting, defense and intelligence arenas and in the economy in general, risks related to consolidation of small government contracts into larger contracts awarded to major, multi-national corporations, risks related to the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales and marketing personnel, the ability of the Company to find suitable acquisition candidates, to complete acquisitions and to successfully integrate acquired businesses, the Company’s ability to raise additional capital to fund its acquisition strategy and other risk factors (the “Risk Factors”) described from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”).

All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from management’s expectations (“Cautionary Statements”) are disclosed in this proxy statement and in the other filings of the Company with the SEC. All written forward-looking statements by or attributable to management in this proxy statement are expressly qualified in their entirety by the Risk Factors and the Cautionary Statements. Investors must recognize that events could turn out to be significantly different from what management currently expects.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 13, 2005 regarding the beneficial ownership of the Company’s Common Stock of:

•	each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Common Stock;

•	each director of the Company;

•	each executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”); and

•	all current executive officers and directors of the Company as a group.

Unless otherwise indicated, the address of each named beneficial owner is c/o Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The percentages shown below are calculated in accordance with Securities and Exchange Commission rules and are based on 15,506,419 shares of Common Stock outstanding as of April 13, 2005.

Name and Address	Number of Shares		Percent of Class
General Electric Pension Trust c/o GE Asset Management Incorporated 3003 Summer Street Stamford, Connecticut 06905	6,428,567	(1)(2)	29.3%

New York Life Insurance 51 Madison Avenue, Room 3009 New York, New York 10010	4,714,285	(1)(3)	23.3%

Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	16,802,081	(1)(4)	52.0%

Peter C. Belford, Sr.	1,038,733	(1)	6.7%

C. W. Gilluly, Ed.D. 415 First Street, S.E. Washington, D.C. 20003	782,751	(1)(5)	5.0%

Arthur A. Hutchins 3235 Holland Cliff Road Huntingtown, MD 20639	916,230	(1)	5.9%

Joseph H. Saul 9634 Green Moon Path Columbia, MD 21046	916,230	(1)	5.9%

Martin M. Hale, Jr.	16,787,081	(1)(4)(6)	52.0%

Gerald A. Poch	16,787,081	(1)(4)(7)	52.0%

C. Thomas Faulders, III	10,000	(8)	*

Lincoln D. Faurer	15,000	(9)	*

Daniel R. Young	40,000	(10)	*

Thomas L. Hewitt	16,666	(11)	*

Name and Address	Number of Shares		Percent of Class
Daniel P. March (12)	5,000	(13)	*

Sterling E. Phillips, Jr.	2,105,571	(14)	12.0%

Ronald B. Alexander (15)	448,185	(16)	2.8%

Michael Stolarik	310,000	(17)	2.0%

Heinz L. Wimmer	183,438	(18)	1.2%

Stephen C. Dolbey (19)	101,655	(20)	*

Amended and Restated Stockholders’ Voting Agreement Voting Group	32,966,638	(1)(2)(3)(4)	75.9%

All current directors and executive officers as a group (15 persons)	20,756,974	(21)	59.3%

*	Less than 1%
(1)	The parties to the Amended and Restated Stockholders’ Voting Agreement are Pequot, Peter C. Belford, Sr., J. Richard Knop, C. W. Gilluly, Arthur A. Hutchins, Joseph H. Saul, DRG Irrevocable Trust, GEPT and NYL. Each such person may be deemed to share voting power over, and to beneficially own, all shares beneficially owned by all parties to the Amended and Restated Stockholders’ Voting Agreement.
(2)	Consists of (i) 5,357,140 shares of Common Stock issuable upon conversion of 4,285,713 shares of Series B Preferred Stock at the assumed conversion price of $2.80 per share; and (ii) 1,071,427 shares issuable upon exercise of Common Stock Warrants.
(3)	Consists of (i) 3,928,571 shares of Common Stock issuable upon conversion of the 3,142,857 shares of Series B Preferred Stock at the assumed conversion price of $2.80 per share; and (ii) 785,714 shares issuable upon exercise of Common Stock Warrants.
(4)	Consists of (i) 6,726,457 shares issuable upon conversion of the Series A Preferred Stock, (ii) 3,321,707 shares issuable upon conversion of the Convertible Notes, (iii) 2,009,632 shares issuable upon exercise of the Warrants, (iv) 3,928,571 shares of Common Stock issuable upon conversion of the 3,142,857 shares of Series B Preferred Stock at the assumed conversion price of $2.80 per share; and (v) 785,714 shares issuable upon exercise of Common Stock Warrants held of record by Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. Pequot Capital Management, Inc., the investment manager/advisor of Pequot, exercises sole voting and investment power for all shares held of record by Pequot. Both Gerald A. Poch, a Senior Managing Director and Martin A. Hale, Managing Director are Principals of Pequot Capital Management, Inc., respectively (both of whom are General Partners of Pequot), who serve as Directors of the Company, may be deemed to beneficially own the securities held of record by Pequot. Mr. Poch and Mr. Hale disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein. The sole director and controlling shareholder of Pequot Capital Management, Inc. is Arthur J. Samberg. Also includes 30,000 shares which may be acquired upon the exercise of options issued to Messrs. Poch and Hale. Between December 21, 2004 and January 19, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 6,668 shares.
(5)	Includes 1,667 shares which may be acquired upon the exercise of options. Includes 74,239 shares held by AMASYS Corporation. Mr. Gilluly is the President and CEO of AMASYS Corporation.
(6)	Includes 15,000 shares which may be acquired upon the exercise of options. Between December 21, 2004 and January 19, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 3,334 shares.
(7)	Includes 15,000 shares which may be acquired upon the exercise of options. Between December 21, 2004 and January 19, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 3,334 shares.
(8)	Includes 10,000 shares which may be acquired upon the exercise of options. On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 1,667 shares.

(9)	Includes 15,000 shares which may be acquired upon the exercise of options. On January 19, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 1,667 shares.
(10)	Includes 15,000 shares which may be acquired upon the exercise of options. On January 19, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 1,667 shares.
(11)	Includes 6,666 shares which may be acquired upon the exercise of options.
(12)	On April 11, 2005, Mr. March was appointed a Director to the Board.
(13)	Includes 5,000 shares which may be acquired upon the exercise of options which will be granted on the date of the first Board meeting attended by Mr. March.
(14)	Includes 1,988,804 shares which may be acquired upon the exercise of options. On December 21, 2004, the Compensation Committee approved the acceleration of the vesting of options for a total of 66,667 shares.
(15)	Effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company and effective May 1, 2005, Mr. Alexander will no longer be with the Company.
(16)	Includes 441,666 shares which may be acquired upon the exercise of options. On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 33,334 shares.
(17)	Includes 300,000 shares which may be acquired upon the exercise of options. On March 2, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 100,000 shares.
(18)	Includes 175,000 shares which may be acquired upon the exercise of options. On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 16,667 shares.
(19)	Effective March 15, 2005, Mr. Dolbey was no longer with the Company.
(20)	Includes 13,333 shares which may be acquired upon the exercise of options. On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of options for a total of 6,667 shares.
(21)	Includes 2,699,303 shares which may be acquired upon the exercise of options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees

Nine (9) directors, constituting the entire Board, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve a one-year term expiring at the annual meeting of stockholders in 2006 and until their respective successors are elected and qualified. Each person named below is currently a director of the Company. In the event any nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace that nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

Pursuant to an Amended and Restated Stockholders’ Agreement dated May 28, 2004, by and among the Company and certain principal stockholders of the Company, the nominees for membership on the Board are Sterling E. Phillips, Jr., our Chief Executive Officer, Peter C. Belford, Sr., who was designated by our Chief Executive Officer, Gerald A. Poch and Martin M. Hale, Jr., who were designated by Pequot Ventures, and five (5) nominees of the Nominating Committee who are C. Thomas Faulders, III, Lincoln D. Faurer, Thomas L. Hewitt, Daniel P. March and Daniel R. Young.

The names of the nine (9) director nominees and certain other information about them are set forth below:

Directors	Age	Director Since	Office Held with Company
Sterling E. Phillips, Jr.	58	2001	Chairman of the Board and Chief Executive Officer

Peter C. Belford, Sr.	58	2005	Director

C. Thomas Faulders, III	55	2004	Director

Lincoln D. Faurer	77	2003	Director

Martin M. Hale, Jr.	33	2003	Director

Thomas L. Hewitt	66	2004	Director

Daniel P. March	65	2005	Director

Gerald A. Poch	58	2003	Director

Daniel R. Young	71	2003	Director

Sterling E. Phillips, Jr., was appointed the Company’s President and Chief Executive Officer and a director in January 2001. In December 2003, Mr. Phillips was elected Chairman of the Board. He ceased to be the President of the Company in February 2004. Prior to joining the Company, Mr. Phillips held senior management positions with Federal Data Corporation in the Science and Engineering and Corporate Marketing Groups from 1996 to 2001. From 1993 to 1996, he was the Chief Operating Officer of TRI-COR Industries, Inc. an information technology company, and from 1992 to 1993 served as President of Business Development for Computer Sciences Corporation. Prior to these positions, he held senior national and international marketing positions with International Business Machines Corporation for 24 years.

Peter C. Belford, Sr., was initially appointed to the Board in November 2001. Mr. Belford voluntarily resigned from the Board on March 11, 2005 in order to enable the Company to comply with the American Stock Exchange listing requirement that a majority of the Company’s Board be comprised of independent directors. As Mr. Daniel P. March, an independent director, was appointed to the Board on April 11, 2005, Mr. Belford was re-appointed to the Board on that same date. Mr. Belford has more than 30 years experience in building and operating companies in the Federal Government sector. Mr. Belford was President of Analex Corporation from 2000 until it was acquired by the Company in November 2001. From 1997 through 2000, he held the position of Senior Vice President for Federal Data Corporation, a government information technology services provider, and from 1985 to 1997 served as President and Chief Operating Officer of NYMA, Inc., a federal contractor. Prior to these positions, Mr. Belford served 13 years as Vice President with Computer Sciences Corporation, an information technology services provider.

C. Thomas Faulders, III was appointed to the Board in February 2004. Mr. Faulders has been the Chairman and Chief Executive Officer of LCC International Inc. since June 1999; and his employment with LCC International Inc. will end on April 29, 2005. Mr. Faulders has directed the financial turnaround and subsequent growth of the company. He is responsible for the strategic direction, day-to-day operations, sales and financial matters of the company. Prior to joining LCC, Mr. Faulders served as Executive Vice President and Chief Financial Officer of BDM International, as well as President of its Integrated Supply Chain division. From March 1992 through March of 1995, Mr. Faulders was the Chief Financial Officer of COMSAT Corporation. Prior to COMSAT, he served in a variety of areas for MCI, including Senior Vice President of Business Marketing, Vice President of Large Account Sales and Treasurer. Prior to his six years with MCI, Mr. Faulders served in key positions with Satellite Business Systems.

Lincoln D. Faurer was appointed to the Board in April 2003. Mr. Faurer has more than 15 years of experience in building and operating companies in the government contracting industry and was Director of the National Security Agency from 1981 to 1985. Since 1992, Mr. Faurer has been the President of LDF Inc., which provides consulting services on command, control, communications, computing and intelligence (C4I) matters. In addition to being a retired Air Force officer, Mr. Faurer has held senior positions with various intelligence organizations including Defense Intelligence Agency, NATO Military Committee, HQS U.S. European Command and HQS U.S. Southern Command. Mr. Faurer serves as a director of ALPHATECH, Inc. and TSI TelSys Corp. and also serves on the advisory board of ManTech Aegis Research Corporation, a subsidiary of ManTech International Corp.

Martin M. Hale, Jr. was appointed to the Board in December 2003. Mr. Hale is a General Partner of Pequot Ventures, the venture capital/private equity arm of Pequot Capital Management, Inc. Mr. Hale joined Pequot in February 1997 and focuses on investments in defense, wireless hardware, software and services for the Pequot venture and private equity funds. Prior to joining Pequot, Mr. Hale was an associate at Geocapital Partners, L.L.C., an early stage venture capital firm. Prior to Geocapital, he served as a senior financial analyst in the information technology mergers and acquisitions group at Broadview International L.L.C. Mr. Hale is a director of several private companies.

Thomas L. Hewitt was appointed to the Board in June 2004. Mr. Hewitt has been the Chief Executive Officer of Global Governments, Inc. since January 2000. In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as Chief Executive Officer and Chairman of the Board until 1999. Mr. Hewitt is also a director of GTSI Corporation, Halifax Corporation, Secure Data in Motion, Inc. and several private companies.

Daniel P. March was appointed to the Board in April 2005. Mr. March retired from the U.S. Navy as a Rear Admiral and serves as an independent consultant to the U.S. Department of Defense, U.S. Navy and the intelligence community. During Mr. March’s 34 year military career, he served as Commander Battle Force SEVENTH Fleet and Commander Arabian Gulf Battle Force during Desert Shield/Storm. His extensive experience with the intelligence community includes positions as Deputy Director for Military Support for the National Reconnaissance Office, Deputy Director—J-3 National Systems Support for the Joint Chiefs of Staff and Director of the Defense Support Project Office. He also serves on the Board of Directors of the National Correlation Working Group, a non-profit organization focused on technology to support the intelligence community.

Gerald A. Poch was appointed to the Board in December 2003. Mr. Poch has served as Managing Director of Pequot Capital Management, Inc., Pequot’s investment manager/advisor, since January 2000. He is also a General Partner of Pequot Ventures. From August 1998 through January 2000, he was a principal of Pequot Capital Management and one of the leaders of Pequot’s venture capital team. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is also a director of Andrew Corporation and BriteSmile, Inc., both public companies. In addition, Mr. Poch is a director of a number of private companies.

Daniel R. Young was appointed to the Board in April 2003. In 1976, Mr. Young joined Federal Data Corporation as Executive Vice President. He was appointed President in 1985 and became Chief Executive Officer in 1995. From 1995 until Federal Data was acquired by Northrop-Grumman in 2000, he was Vice Chairman and Chief Executive Officer. Mr. Young is a graduate of the University of Texas where he earned a B.S. degree in engineering and a J.D. from the University of Texas School of Law. He also served as an officer in the U.S. Navy. Mr. Young serves as a director of GTSI Corporation and Halifax Corporation, and also serves on the advisory boards of several public and private companies.

Required Vote

Under Delaware law, a plurality of the votes present in person or by proxy by holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock at the Annual Meeting are necessary to elect directors.

Recommendation of the Board

The Nominating Committee recommended to the Board, and the Board approved, the nomination of the following nine (9) persons, Sterling E. Phillips, Jr., Peter C. Belford, Sr., C. Thomas Faulders, III, Lincoln D. Faurer, Martin M. Hale, Jr., Thomas L. Hewitt, Daniel P. March, Gerald A. Poch and Daniel R. Young, for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2006 and until their respective successors are elected and qualified. The Board Unanimously Recommends that the Stockholders Vote FOR Each of the Nine (9) Director Nominees.

Board Committees and Board Meetings

The Board held a total of twelve (12) meetings during 2004. Three (3) directors attended over 90% of the Board meetings held. All other directors attended either in person or telephonically 100% of the meetings held by the Board and all committees thereof on which he served during 2004. The Board currently has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Corporate Governance Committee.

Audit Committee

The Audit Committee met six (6) times during 2004. As of February 2004, Messrs. Faulders, Faurer and Young were members of the Audit Committee. In September 2004, Mr. Hewitt was appointed to the Audit Committee to replace Mr. Young. The Audit Committee has always been and continues to be comprised entirely of independent non-employee directors. The SEC has additional independence requirements which members of our Audit Committee must satisfy. One such requirement is that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

The Board has affirmatively determined that each of the current members of the Audit Committee are “financially sophisticated” under the definition contained in the American Stock Exchange Company Guide, and that Mr. Faulders has all the necessary attributes to be an “audit committee financial expert” under the SEC rules. Stockholders should understand that this designation does not impose upon Mr. Faulders any duties, obligations or liability that are greater than what are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability or any other member of the Audit Committee of the Board.

The Audit Committee has a written charter which is evaluated at least on an annual basis. The Audit Committee Charter was amended and restated most recently in October 2004 and a copy of the current charter is attached as Annex A to this Proxy Statement. Based on its current charter, the Audit Committee’s responsibilities include, among other things:

•	appointment, compensation, retention and oversight of the work of the Company’s independent auditors;

•	Pre-approval of all significant non-audit related engagements by the Company of the independent auditors;

•	establishment, in conjunction with management, of a process for receiving and handling complaints regarding accounting practices and internal controls;

•	review of potential conflict of interest situations as required by the stock exchange on which the Company’s stock is listed.

In addition, the Audit Committee has the authority to obtain advice and assistance from, and receive adequate funding from the Company to engage independent advisors, including independent counsel and any registered public accounting firm, as the Audit Committee deems necessary to fulfill its obligations.

The Audit Committee has prepared a report, a copy of which is set forth below under “Audit Committee Report”.

Compensation Committee

The Compensation Committee met four (4) times during 2004. As of February 2004, Messrs. Faurer, Faulders and Poch were members of our Compensation Committee. In September 2004, Mr. Young was appointed to the Compensation Committee to replace Mr. Poch. The current Compensation Committee is comprised entirely of independent non-employee directors.

The Compensation Committee has a written charter which is evaluated at least on an annual basis. A copy of the Compensation Committee’s current charter is attached as Annex B to this Proxy Statement. Based on its current charter, the Compensation Committee’s responsibilities are to evaluate management’s recommendations and make its own recommendations to the Board concerning the compensation of the Company’s executive officers. It is also responsible for the formulation of the Company’s executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company’s stock option and stock purchase plans.

The Compensation Committee has prepared a report on executive compensation for 2004, a copy of which is set forth below under “Compensation Committee Report on Executive Compensation.”

Nominating Committee

The Nominating Committee met once (1) during 2004. The Nominating Committee has always been and continues to be comprised entirely of independent non-employee directors. Messrs. Faulders, Faurer and Young were appointed to the Nominating Committee when it was first established by the Board in April 2004. Beginning September 2004, the Nominating Committee was comprised of Messrs. Hewitt and Young.

The Nominating Committee has a written charter which is evaluated at least on an annual basis. A copy of the Nominating Committee charter is attached as Annex C to this Proxy Statement. Based on its current charter, the Nominating Committee’s responsibilities are to identify, select and nominate director candidates for the Board each year, while insuring that the Board is comprised of a majority of directors deemed “independent” by criteria established by the SEC and the exchange where the Company’s Common Stock is listed and traded.

Selection and nomination of the Company’s directors are governed by an Amended and Restated Stockholders’ Agreement dated May 28, 2004 by and among the Company and certain other principal stockholders of the Company named in that agreement. Pursuant to the Amended and Restated Stockholders’ Agreement, the Nominating Committee may designate up to five (5) of the nine (9) directors on the Board. The Nominating Committee currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders other than those who are parties to the Amended and Restated Stockholders’ Agreement.

Corporate Governance Committee

Messrs. Hewitt, Phillips, Poch and Young were appointed to the Corporate Governance Committee when the Corporate Governance Committee was first established in September 2004. The Corporate Governance Committee did not hold any meeting during 2004. The Corporate Governance Committee has a written charter which is evaluated at least on an annual basis. A copy of the Corporate Governance Committee charter is attached as Annex D to this Proxy Statement. Based on its current charter, the responsibilities of the Corporate Governance Committee are to oversee all aspects of the Company’s corporate governance functions on behalf of the Company’s Board, and make recommendations to the Board regarding corporate governance issues.

Corporate Governance

Independence of Directors

The Board has determined affirmatively that Messrs. Faurer, Faulders, Hewitt, March and Young are “independent” under the standards and rules of the American Stock Exchange and the SEC. The definition of “independence” under the AMEX Company Guide includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by AMEX, the Board has made a subjective determination as to each independent director that no relationships, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During 2004, our independent directors (other than Mr. March who joined the Board only in April 2005) met once in executive session in the absence of management.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that is applicable to all officers (including the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, controller and any person performing similar functions), directors and employees of the Company.

In support of its Code of Conduct and Ethics and to facilitate reporting of any actual or suspected misconduct, the Company maintains a toll-free Ethics Hotline at 1-866-274-3865, which is available 24 hours a day, seven (7) days a week. The Hotline’s function is to receive information relating to possible non-compliance with the Code of Conduct and Ethics, as well as concerns or complaints regarding the Company’s accounting, or internal controls, or auditing matters. Both the Code of Conduct and Ethics and the Hotline information are posted on the Company’s web site at www.analex.com. Any amendment to, or waiver from, a provision of this Code of Conduct and Ethics will be promptly disclosed on the Company’s web site at www.analex.com. The Company also will provide copies of its Code of Conduct and Ethics without charge to any stockholder who makes a written request to our Chief Financial Officer at our headquarters address.

Stockholders’ Communication with the Board

Stockholders who wish to communicate with the Board should send written communications directly to Sterling E. Phillips, Jr., our Chairman of the Board.

Director Attendance at Annual Stockholders’ Meetings

Although Analex encourages all of its directors to attend its annual meetings of stockholders, it has not established any written policy with regard to Board members’ attendance at such annual meetings. All of Analex’s incumbent directors who were our directors last year attended the prior year’s annual meeting.

Compensation of Directors

As of January 1, 2004, directors receive a quarterly cash fee of $3,000 for their services. In addition, directors receive $1,000 per Board meeting attended, and $500 for each committee meeting attended. Under the Company’s current 2002 Stock Option Plan, each non-employee director is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of the first Board meeting attended by such director and, while such director serves on the Board, he or she is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of the first Board meeting held in each new fiscal year. In lieu of granting Mr. Belford the director’s stock option, the Company has included Mr. Belford and his immediate family members in its health insurance plan on terms that are made generally available to all employees of the Company. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board meetings.

Executive Officers

The following table contains information as to the executive officers of the Company, who are not also directors of the Company.

Name	Age	Officer Since	Office Held With Company
Michael Stolarik	54	2004	President and Chief Operating Officer
Judith N. Huntzinger	48	2005	Interim Chief Financial Officer
Charles Floyd	64	2003	Vice President
Donald Jewell	53	2004	Vice President, Washington Operations
Heinz Wimmer	60	2003	Vice President
Palmer Esau	63	2004	Vice President of the Company and President, Beta Analytics, Incorporated (subsidiary)

Michael Stolarik was appointed President and Chief Operating Officer of the Company in February 2004. Most recently, Mr. Stolarik was Managing Partner of the INSIGHT Consulting Group, LLC, which focused on introducing commercial businesses to federal government contracting. Prior to INSIGHT, he was Executive Vice President, Technical Resources Sector, of Titan Corporation. Mr. Stolarik joined Titan from GRC International, Inc. where he was President and CEO of this AT&T subsidiary. During this period, he was also a member of the AT&T Government Markets Senior Leadership Team. From 1995 through 1997, he was President and CEO of Space Applications Corporation. Prior to these positions, Mr. Stolarik spent 20 years at BDM International, Inc., where he rose to the position of Corporate Vice President.

Judith N. Huntzinger was appointed Interim Chief Financial Officer of the Company in April 2005. Mrs. Huntzinger joined Analex in February 2004 as a consultant. Mrs. Huntzinger has been an independent consultant since May 1998, assisting companies with merger acquisition analysis, preparation for the initial public offering of stock, as well as strategic analysis to improve profitability and shareholder value. Prior to 1998, Mrs. Huntzinger was the Corporate Vice President and Controller of BDM International until it was acquired by TRW in 1997. At BDM International, Mrs. Huntzinger was responsible as the chief accounting officer for the financial books and records of the publicly-traded company to include the functions of consolidated financial reporting, taxation, treasury, internal audit, insurance and risk management. A primary function was to assist in the diversification and acquisition process by conducting due diligence and financial modeling and analysis. Mrs. Huntzinger monitored the financial subsidiary activity worldwide on a monthly basis. Mrs. Huntzinger was an audit senior, responsible for the coordination, supervision, and evaluation on numerous audit engagements for major corporations, when she first joined Peat, Marwick, Mitchell & Co. (KPMG) in 1977.

Charles Floyd was appointed Vice President of the Company in January 2003. Mr. Floyd joined Analex in 2002 as Program Manager of the Company’s ELVIS contract with NASA. He has over 36 years of experience in vehicle systems and sub-systems, systems integration and test, and flight software development and testing. Twenty years were with NASA, and the 16 most recent have been in senior and program management positions in contracts supporting NASA. From 1994 to 1999, Mr. Floyd was with Raytheon, from 1991 to 1994 with Northrop-Grumman, and from 1985 to 1991 with Lockheed Martin.

Donald E. Jewell was appointed Vice President, Washington Operations in January 2004 and as an executive officer in June 2004. Since 1990, Mr. Jewell also has served as President of the Company’s SyCom Services Inc. subsidiary. Mr. Jewell has served as President of the Company’s Engineering & Information Services (“EISI”) subsidiary, a position he held from 1993 to 2001. From 1989 to 1993, Mr. Jewell was a Program Manager for EISI, with responsibility for most operations. Previously, Mr. Jewell held various computer services management positions with British Aerospace and Planning Research Corporation. Mr. Jewell has held senior management positions in the government contracting business for nearly 20 years.

Heinz Wimmer was appointed Vice President of the Company in January 2003. Mr. Wimmer is responsible for mid-west operations focusing on independent verification and validation activity with the National

Reconnaissance Office for their Atlas expendable launch vehicle missions. From February 2000 until November 2001, Mr. Wimmer was Vice President of the former Analex Corporation acquired in 2001. Prior to joining Analex, Mr. Wimmer concluded a 34 year career with NASA at the Glenn Research Center including 25 years experience with expendable launch vehicles.

Palmer M. Esau was appointed Vice President of the Company in June 2004 and also serves as President of BAI. Mr. Esau has been with BAI for more than 16 years. Mr. Esau was Chief Operating Officer of BAI since 2003. From 1993 to 2003, Mr. Esau was Director of Business Development. Before coming to BAI, Mr. Esau was a Military Intelligence Officer with the US Army for more than 20 years. He is a member of the Association for Industrial Security and the Operations Security Professional Society.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all compensation paid by the Company during the past three fiscal years to its Chief Executive Officer, and each of the four (4) other most highly paid executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)(1)
Sterling E. Phillips, Jr. Chairman and Chief Executive Officer	FY 2004 FY 2003 FY 2002	$242,012 219,774 202,435	$199,599 185,412 75,000	200,000 200,000 713,079	$17,582 16,117 11,097

Ronald B. Alexander (3) Former Senior Vice President and Chief Financial Officer	FY 2004 FY 2003 FY 2002	$193,624 172,238 163,705	$90,709 111,247 40,000	100,000 200,000 —	$11,278 11,250 7,148

Michael G. Stolarik (4) President and Chief Operating Officer	FY 2004 FY 2003 FY 2002	$190,708 — —	— — —	300,000 — —	7,628 — —

Heinz L. Wimmer Vice President	FY 2004 FY 2003 FY 2002	$164,480 163,688 154,601	$40,700 27,564 —	50,000 50,000 75,000	$8,124 7,572 6,130

Stephen C. Dolbey (5) Former Vice President	FY 2004 FY 2003 FY 2002	$175,776 206,866 199,471	$5,443 23,246 5,000	20,000 50,000 25,000	$1,792 9,126 7,979

(1)	Options granted pursuant to the Company’s 1994 and 2002 Stock Option Plans. For further information of stock option grants during the year ended December 31, 2004, see “Executive Compensation—Stock Option Grants” below.
(2)	Contributions made by the Company under its 401(k) plan.
(3)	Effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company and effective May 1, 2005, Mr. Alexander will no longer be with the Company.
(4)	Mr. Stolarik was appointed President and Chief Operating Officer of the Company in February 2004.
(5)	Effective March 15, 2005, Mr. Dolbey was no longer with the Company.

Stock Option Grants

The Company grants options to its executive officers under its 2002 Stock Option Plan and, in some cases, pursuant to stock option agreements outside any of its equity incentive plans. The following table provides details regarding all stock options granted to the Named Executive Officers during the year ended December 31, 2004:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2004	Exercise or Base Price ($/sh)	Expiration Date

Name					5%	10%
Sterling E. Phillips, Jr. (3)	200,000	22%	4.49	4/20/14	$565,000	$1,432,000
Ronald B. Alexander (4)	100,000	11%	3.88	4/08/14	$244,000	$618,000
Michael G. Stolarik (5)	300,000	33%	3.42	2/17/14	645,000	1,635,000
Heinz L. Wimmer (6)	50,000	6%	3.88	4/08/14	$122,000	$309,000
Stephen C. Dolbey (7)	20,000	3%	3.88	4/08/14	$49,000	$124,000

(1)	Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant. The option exercise price is 100% of the fair market value on the date of grant.
(2)	Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation of the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under SEC rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.
(3)	On December 21, 2004, the Compensation Committee approved the acceleration of the vesting of the options for 66,667 shares.
(4)	On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of the options for 33,334 shares. Effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company and effective May 1, 2005, Mr. Alexander will no longer be with the Company.
(5)	On March 2, 2005, the Compensation Committee approved the acceleration of the vesting of the options for 100,000 shares.
(6)	On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of the options for 16,667 shares.
(7)	On January 26, 2005, the Compensation Committee approved the acceleration of the vesting of the options for 6,667 shares from April 8, 2006 to January 26, 2005. Mr. Dolbey ceased to be an employee of the Company beginning March 15, 2005. Options to purchase 6,667 shares of the Company’s Common Stock which remained unvested as of March 15, 2005 were forfeited.

Options Exercised and Year End Option Values

The following table sets forth certain information regarding options exercised during the year ended December 31, 2004 and the value of unexercised options held as of December 31, 2004 by the Named Executive Officers:

Aggregated Options Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Sterling E. Phillips, Jr.	—	—	1,722,137	66,667	$4,481,841	$132,000
Ronald B. Alexander (2)	—	—	341,667	133,333	$822,834	$162,666
Michael G. Stolarik	—	—	100,000	200,000	$98,000	$196,000
Heinz L. Wimmer	—	—	125,000	50,000	$239,668	$17,334
Stephen C. Dolbey (3)	—	—	65,000	30,000	$124,468	$6,934

(1)	Represents the difference between the exercise price of the options and the closing price of the Common Stock on December 31, 2004, which was $4.40 per share. Options that have an exercise price greater than the fiscal year-end market value have not been included in the value calculation.
(2)	Effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company and effective May 1, 2005, Mr. Alexander will no longer be with the Company.
(3)	Effective March 15, 2005, Mr. Dolbey was no longer with the Company.

Employment Agreements, Termination of Employment and Change of Control Arrangements

On January 16, 2001, Mr. Phillips entered into an employment agreement with the Company pursuant to which he was appointed to the positions of President and Chief Executive Officer. The employment agreement provides for an initial term of one year, continuing on a month to month basis thereafter until terminated by either the Company or Mr. Phillips by giving 30 days written notice. Pursuant to the employment agreement, Mr. Phillips purchased 66,667 shares of the Company’s restricted Common Stock, for $0.75 per share. In addition, under the agreement, Mr. Phillips was awarded a five-year, non-qualified stock option to purchase 875,725 shares of the Company’s Common Stock at the exercise price equal to 100% of the fair market value of the Common Stock on the grant date, exercisable in one-third increments over a two-year period. The employment agreement provides for an initial annual base salary of $175,000, subject to subsequent adjustment by the Compensation Committee of the Board. Mr. Phillips’ annual salary for the year ended December 31, 2003 was $220,000. Under the agreement, Mr. Phillips is eligible for an annual bonus upon the successful completion of annual milestones as agreed upon by Mr. Phillips and the Board at the recommendation of the Compensation Committee. The amount of the bonus is determined by the Board with the recommendation of the Compensation Committee. If the Company terminates Mr. Phillips’ employment without “Cause” (as defined in the agreement), Mr. Phillips is entitled to receive, on a bi-weekly basis within 12 months after the date of termination, the sum of (i) his base salary through the date of termination to the extent not already paid, (ii) any compensation he has previously deferred, (iii) any accrued vacation pay, to the extent not already paid, and (iv) the base salary that would have been payable for the 12 month period immediately following such termination. If Mr. Phillips’ employment is terminated for “Cause” (as defined in the agreement) or he voluntarily leaves employment with the Company, he is not entitled to any remuneration past the date of termination. The employment agreement provides for reimbursement of Mr. Phillips’ reasonable expenses incurred in connection with his duties and medical and other customary benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Each member of the Company’s Compensation Committee is independent, as determined by our Board of Directors. The responsibility of the Compensation Committee is to administer the Company’s executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. This report sets forth the major components of executive compensation and the basis by which 2004 compensation determinations were made with respect to the executive officers of the Company.

Compensation Policy and Guidelines

We believe that the quality, skills and dedication of our senior executive officers are critical factors affecting the long-term value of our Company. Our key compensation goals are to align executive compensation with the Company’s long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

In order to achieve the Company’s goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

The Company’s compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company’s ability to attract and retain talented executives. The Company’s focus is on growth and profitability.

Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company’s philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. Approximately 50% of the Company’s business is in information technology and 50% in engineering. The Company therefore compares itself for this purpose with other small public technology service providers and/or government contracting firms that are primarily in the business of providing information technology or engineering services to the government. The Compensation Committee has not evaluated corporate performance of these firms other than to develop a general sense that they are successful growing firms. Periodic increases in base salary relate to individual contribution evaluated against pre-established objectives. The base salaries paid to the five most highly compensated executive officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table”.

Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of stockholders, executives and employees are closely aligned. Through the Company’s 2002 Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. While the Compensation Committee believes the use of stock options as the basis for long-term incentive compensation has met the Compensation Committee’s defined compensation strategy and the team-based operations approach in the past, the Compensation Committee has engaged a consultant and is evaluating alternative compensation strategies to be used in the future which further the Company’s goals and optimize tax and accounting treatment for the Company.

In considering the award of stock options, management and the Compensation Committee consider several factors: individual performance versus assigned objectives; profit contribution; criticality of the individual to the future success of the Company, and overall contribution to the Company’s success. Management recommends option grants to the Compensation Committee and the Compensation Committee revises and approves the final grants. As part of the process, the Compensation Committee also reviews the current stock and option holdings of the nominees, their total compensation and the history of option grants to each individual under consideration and has also accelerated the vesting of certain executive officers’ options.

Bonus and Incentive Programs. The Company’s executive officers and operating managers participate in an incentive compensation program which awards cash bonuses of specific amounts based on attaining or exceeding specific revenue and profitability targets established at the beginning of each fiscal year. These targets may include revenue, new business, divisional EBITDA, or corporate EBITDA. Underachievement of the target by a specified percentage will generate no bonus, and overachievement of the target by a specified percentage will generate a defined multiple of the bonus up to a maximum amount specified. In 2004, the Company paid an aggregate of $577,400 in cash bonuses to its executive officers.

Executive officers are entitled to additional cash bonuses based upon performance at the discretion of the Compensation Committee and in some cases, the Chief Executive Officer. The cash bonuses paid to the five most highly compensated executive officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table”.

Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer’s experience and value to the Company.

Other Benefits. The Company’s philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

2004 Compensation for the Chief Executive Officer

During 2004, Mr. Phillips was paid an annual base salary of $250,000 and received a $199,600 bonus based upon the Company’s performance against annual budgetary targets established by the Board. Mr. Phillips was eligible for the bonus because the Company has achieved an EBITDA target established by the Compensation Committee at the beginning of the fiscal year. Underachievement of the target by a specified percentage will generate no bonus, and overachievement of the target by a specified percentage will generate a defined multiple of the bonus up to a maximum amount specified.

In addition, consistent with the Compensation Committee’s goal of increasing employee ownership of Common Stock, described above, Mr. Phillips was awarded options to purchase 200,000 shares of Common Stock in 2004. The options vest over a two-year period, with one-third vesting on the date of grant and one-third vesting on each of the first and second anniversaries of the date of grant. These options expire five years from the grant date, and have an exercise price equal to the fair market value of the Common Stock on the grant date. It is the Compensation Committee’s view that the award of these stock options continues to be an effective way of tying Mr. Phillips’ financial interests to those of the Company’s stockholders, since the value of these stock options is directly linked to increases in stockholder value.

Summary

The Compensation Committee believes the total compensation program for executives of the Company, including the Chief Executive Officer, is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company’s stockholders.

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Submitted by the Compensation Committee

C. Thomas Faulders, III

Lincoln D. Faurer

Daniel Young

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during the year ended December 31, 2004 was, during such year or prior thereto, an officer or employee of the Company or any of its subsidiaries. During 2004, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

During the year ended December 31, 2004, Mr. Belford was paid $150,000 pursuant to a promissory note issued to him in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued a promissory note in the principal amount of $200,000 to Mr. Belford with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. This note has a three-year term, is payable in twelve quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2004, the Company paid Mr. Belford $71,344 under this note.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is made up solely of independent directors, as defined in the applicable American Stock Exchange and Securities and Exchange Commission rules, and it operates under a written charter adopted by the Board. In addition, the Board has determined that Mr. Faulders is an “audit committee financial expert,” as defined by the SEC rules. The composition of the Audit Committee, the attributes of its members and responsibilities, as reflected in its charter, are intended to be in accordance with the applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The ultimate responsibility for good corporate governance rests with the Board, whose primary responsibilities are to provide oversight, counseling and direction to Analex’s management in the best interests of the Company and its shareholders. The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process including the systems of internal controls. The Audit Committee has been established to oversee the Company’s financial reporting process on behalf of the Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report of Form 10-K for the year ended December 31, 2004 (the “Annual Report”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has received from the independent auditors written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent auditors. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Board also concluded that Ernst & Young LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plan for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report for filing with the Securities and Exchange Commission.

The members of the Audit Committee at the time of the matters described above in this Report, including the review of audited financial statements for the year ended December 31, 2004, the discussions with management and the Company’s independent auditors related thereto, the receipt from the independent auditors of the written disclosures described above and the recommendation to the Board that the audited financial statements be included in the Annual Report, were Messrs. Faulders, Faurer and Hewitt. Based on the considerations referred to above, the Audit Committee also selected Ernst & Young LLP as the independent auditor for the Company for 2005.

Submitted by the Audit Committee

C. Thomas Faulders, III
Lincoln D. Faurer
Thomas L. Hewitt

Common Stock Performance Graph

The following graph compares the cumulative, five-year stockholder returns on the Company’s Common Stock with the cumulative returns of the (i) American Stock Exchange Market Index and (ii) the CoreData Information Technology Services Index, comprised of approximately 51 companies, excluding the Company, providing computer and information technology consulting, development and implementation services. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 on July 1, 2000.

Fiscal Year Ending(1)

Company	2000	6 months ended 12/31/00	2001	2002	2003	2004
Analex Corporation	100.00	132.14	200.00	268.57	417.14	502.86
CoreData Information Technology Services Index	100.00	96.55	103.16	56.08	79.45	88.09
AMEX Market Index	100.00	92.70	88.42	84.90	115.55	132.32

(1)	The Company changed its fiscal year during 2001 from June 30 to December 31. Therefore, fiscal year 2001 represents the period January 1, 2001 through December 31, 2001; and fiscal year 2000 represents the period July 1, 1999 through June 30, 2000.

Certain Relationships and Related Transactions

During the year ended December 31, 2004, Peter C. Belford, a director of the Company, was paid $150,000 pursuant to a promissory note issued in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued to Mr. Belford another promissory note in the principal amount of $200,000, with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. This promissory note has a three-year term, is payable in twelve quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2004, the Company paid Mr. Belford $71,344 under this note.

Equity Compensation Plan Information

Set forth below is certain information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price	Number of securities remaining available for issuance under the plan(s)
Equity compensation plans approved by stockholders
2002 Stock Option Plan	2,025,913		$3.07	920,754
2000 Stock Option Plan	328,333		$1.45	7,164
1994 Stock Option Plan	352,300		$1.72	0
Equity compensation plans not approved by stockholders	875,725	(1)	$1.38	0

(1)	These options were granted to Mr. Sterling Phillips in January 2001 in connection with his employment.

PROPOSAL NO. 2

APPROVAL OF AN ADDITIONAL 400,000 SHARES

FOR THE EMPLOYEE STOCK PURCHASE PLAN

Background

Under the Company’s Employee Stock Purchase Plan (the “Purchase Plan”), up to an aggregate of 650,000 shares of Common Stock are currently reserved under the Purchase Plan for purchase by eligible employees of the Company through payroll deduction at a 15% discount from the lesser of the fair market value of the Common Stock on either the first day or the last day of each semi-annual offering period. To accommodate the increasing number of eligible employees under the Purchase Plan, the Board amended the Purchase Plan to increase the number of shares available under the Purchase Plan by 400,000 shares, subject to stockholder approval. If the stockholders of the Company approve the proposed amendment to the Purchase Plan, a total of 1,050,000 shares of Common Stock will be reserved for issuance pursuant to the Purchase Plan. The amendment providing for 400,000 additional shares under the Purchase Plan will not become effective until it is approved by the Company’s stockholders. The Board is asking the Company’s stockholders to approve the additional shares under the Purchase Plan to assist the Company in achieving its goals of increasing profitability and stockholder value by providing the Company’s employees an opportunity to purchase shares of the Company’s Common Stock at a discount, while also qualifying such shares for special tax treatment under Sections 421 and 423 of the Internal Revenue Code, as amended.

In addition, the Board has also adopted certain amendments to the Purchase Plan which do not require stockholder approval, including reducing the discount of the purchase price from 15% to 5% of the fair market value of the Common Stock, and allowing eligible employees to make purchases under the Purchase Plan on each semi-monthly pay date, instead of each semi-annual period.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the full text of the Amended and Restated Employee Stock Purchase Plan, which is attached to this Proxy Statement as Annex E. This summary assumes that stockholders approve the amendment to increase the number of shares reserved under the Purchase Plan from 650,000 to 1,050,000.

Purpose. The purpose of the Purchase Plan is to provide a means by which employees of Analex Corporation and its subsidiaries can be given an opportunity to acquire the Company’s Common Stock through payroll deductions. Employees of any subsidiary of the Company, as defined in the Purchase Plan, may also participate. The Company believes the Purchase Plan will secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees. The Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchase Plan is an employee stock purchase plan under Code Section 423. That section provides certain tax benefits to employees, as explained below.

Administration. The Purchase Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), unless the Board of Directors appoints another committee to administer the Purchase Plan. Subject to the express provisions of the Purchase Plan, the Committee shall have the authority to take any and all actions necessary to implement the Purchase Plan and to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Purchase Plan. All of such determinations shall be final and binding upon all persons. The Committee may delegate administration of the Purchase Plan to one or more employees of the Company or any Subsidiary.

Eligibility. Any person who is employed by the Company (or by any eligible parent or subsidiary of the Company) is eligible to participate in the Purchase Plan on the first Enrollment Date coincident with or following the employee’s commencement of employment with the Company. The Enrollment Dates under the Purchase Plan are each January 1 and each July 1. An employee is not eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

Participation in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing an enrollment form electing payroll deductions in increments of $10.00, with a minimum of $10.00. The Committee has established a limit of $25,000 per calendar year per participant, and may change that limit in future years. Any election must be filed before the Enrollment Date.

Payroll Deductions. Payroll deductions are made each semi-monthly pay date (“Purchase Date”) and applied towards the purchase of Common Stock of the Company. An employee may terminate payroll deductions at any time, but may not start payroll deductions again until the next Enrollment Date. An employee may decrease the payroll deduction amount one time per semi-annual period by filing a new enrollment form. The change in payroll deduction will be effective as of the next payroll period. At least twice each year, the Company will give each participating employee an account statement that will describe the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any, in the employee’s account under the Purchase Plan.

Purchase Price. The purchase price per share at which shares are acquired under the Purchase Plan equals ninety-five percent (95%) of the fair market value of a share of Common Stock on the Purchase Date. Fair market value of the Common Stock on a given date generally is the closing sales price for a share of the Common Stock as quoted on the American Stock Exchange on the day the fair market value is being determined. The Committee may increase the percentage and any increase must be communicated to employees at least thirty (30) days prior to the first Enrollment Date affected by the change.

Acquisition of Stock. By executing an election to participate in the Purchase Plan, the employee is entitled to acquire shares under the Purchase Plan. On each Purchase Date, the Company applies the funds of the participant’s balance to the acquisition of shares of its Common Stock (excluding fractional shares unless otherwise determined by the Committee). The shares acquired under the Purchase Plan are purchased directly from the Company. The Company will issue a certificate of Common Stock in proportion to the participant’s balance. If the aggregate number of shares to be purchased on any Purchase Date would exceed the maximum aggregate number of shares remaining available under the Purchase Plan, the shares available will be allocated among the participants in proportion to their contributions to be invested at that time.

Termination of Employment. An employee’s participation in the Purchase Plan will be automatically terminated when the employee retires, terminates active employment, or dies. The amount of uninvested payroll deductions will be refunded. In the event of death, the amount of uninvested payroll deductions will be delivered to the beneficiary designated by the participant. If no beneficiary has been designated, or if the designated beneficiary does not survive the participant, delivery will be made to the participant’s estate.

Restrictions on Transfer. Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order as defined in Code Section 414(p) or Title I of the Employee Retirement Income Security Act of 1974, as amended.

Duration, Amendment and Termination of the Purchase Plan. The Board may suspend the Purchase Plan at any time. Unless earlier terminated by action of the Board, the Purchase Plan will remain in effect until no shares of Common Stock remain available for issuance under the Purchase Plan and the Company and employees have no further rights or obligations under the Purchase Plan. The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would: (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required to comply with the requirements of Code Section 423.

Change in Capital Structure. In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Purchase Plan, the maximum number of shares or securities which may be delivered under the Purchase Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Purchase Plan as the Committee deems appropriate without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for special tax treatment under the provisions of Code Sections 421 and 423. Other tax rules, such as for capital gains, also apply.

•	Payroll Deduction and Purchase of Shares. A participant will be taxed on amounts withheld from payroll for the purchase of shares as if such amounts were actually received. Other than this, a participant is not taxed until sale of the shares acquired. Dividends on Common Stock will be taxable in the year received by the participant.

•	Sale of Stock. When stock is sold, two sets of rules apply. The first set of rules (under Code Section 423) determines how much of the gain on sale is ordinary income based on how long the sale occurs after the Enrollment Date. Ordinary income may be taxed at a higher rate than capital gain. For ordinary income purposes, it is treated as a sale if you make a gift of the shares or die owning the shares.

•	More Than Two Years: If the shares are sold at least two (2) years after the Enrollment Date, then the lesser of two amounts will be ordinary income: (a) the excess of the fair market value of the stock at the time of sale over the purchase price, or (b) the excess of the fair market value of the stock as of the Enrollment Date over the purchase price (determined as of the Enrollment Date). Any further gain or any loss will be taxed as a capital gain or loss.

•	Less Than Two Years: If the stock is sold within two (2) years of the Enrollment Date, then the excess of the fair market value of the stock on the Purchase Date over the purchase price will be ordinary income at the time of the sale (even if the sale price is less than the value on the Purchase Date). The Company will be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain.

•	Type of Capital Gain: The second set of rules determine how the capital gain or loss portion is taxed. Different rates may apply for short-term and long-term capital gains. Any capital gain or loss will be long- or short- term depending on whether the stock has been held for more than one (1) year.

As a condition of participation in the Purchase Plan, each participant agrees to notify the Company of any sale or other disposition of any shares of Common Stock within two years of the Enrollment Date of the shares.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant due to the sale or disposition within two years of the Enrollment Date (subject to the requirement of reasonableness and the provisions of Code Section 162(m)).

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of stock under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Certain Holders under the Employee Stock Purchase Plan

The following table sets forth the number of shares issued under the Stock Purchase Plan and are held as of April 4, 2005 by (i) the Named Executive Officers, (ii) nominees for election to the Board, (iii) the Company’s current executive officers as a group, (iv) the Company’s directors who are not employees as a group, and (v) all employees of the Company who are not executive officers as a group.

Name	Shares Issued
Sterling E. Phillips, Jr.	0
Michael Stolarik	0
Ronald B. Alexander(1)	1,519
Stephen C. Dolbey (2)	2,644
Heinz Wimmer	8,438
Peter C. Belford, Sr.(3)	0
C. Thomas Faulders, III	0
Lincoln D. Faurer	0
Martin M. Hale, Jr.	0
Thomas L. Hewitt	0
Daniel P. March (4)	0
Gerald A. Poch	0
Daniel R. Young	0
Current executive officers as a group [6]	15,127
Directors who are not employees as a group [8]	0
Employees who are not executive officers as a group	559,707

(1)	Effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company and effective May 1, 2005, Mr. Alexander will no longer be with the Company.
(2)	Effective March 15, 2005, Mr. Dolbey was no longer with the Company.
(3)	On April 11, 2005, Mr. Belford was re-appointed as a member of the Board of Directors.
(4)	On April 11, 2005, Mr. March was appointed as a member of the Board of Directors.

Market Value of Common Stock

The closing price per share of the Company’s Common Stock on the American Stock Exchange as of April 11, 2005 was $3.50.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class, at the Annual Meeting will be required to approve the amendment of the Employee Stock Purchase Plan.

Recommendation of the Board

The Board unanimously recommends a vote FOR the amendment to the Employee Stock Purchase Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

OF THE COMPANY

Introduction

Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1996 and their reappointment as independent auditors for the 2005 fiscal year has been approved by the Audit Committee of the Board.

The Company has been advised by Ernst & Young LLP that neither Ernst & Young nor any of its members has had any relationship with the Company or any of its affiliates during the past three (3) years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2004:

Principal Accountant Fees and Services

Our Audit Committee is responsible for appointment of the Company’s independent auditors. The following table sets forth the aggregate fees billed to Analex for the fiscal year ended December 31, 2004 and 2003, by the Company’s principal accountants, Ernst & Young LLP.

	2004		2003
Audit Fees	$357,200	(1)	$225,928	(3)
Audit Related Fees	$146,600	(2)	—
Tax Compliance	—		41,000
Total Fees	$503,800		$266,928

(1)	Audit fees in 2004 were paid for services in connection with (i) the acquisition of Beta Analytics, Incorporated and the discontinued operations of Advanced BioSystems, Inc.; and (ii) the annual audit and quarterly reviews of consolidated financial statements.
(2)	Audit-related fees in 2004 were paid for services in connection with the Series A financing, the Series B financing and the SEC registration statement and proxy statement filings.
(3)	Audit fees in 2003 were paid for services in connection with the annual audit and quarterly reviews of consolidated financial statements.

The audit and non-audit services performed by Ernst & Young LLP in 2004 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Ernst & Young. The Audit Committee has given general approval for the Chief Financial Officer or his designee to engage Ernst & Young to provide certain permitted services if the fee for such services is not expected to exceed 5% of the total amount of fees paid by the Company to Ernst & Young during the fiscal year in which the services are rendered, and that such services have been promptly brought to the attention of the Audit Committee prior to the completion of the audit.

The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by the Company’s By-laws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2005.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as the Company’s independent auditors for 2005.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of he Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with in a timely manner, except that Mr. Hewitt has failed to timely file their Form 3.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be eligible for inclusion in proxy materials for the Company’s 2006 annual meeting of stockholders, stockholder proposals must be received at the Company’s principal executive offices no later than November 18, 2005, unless such meeting is held more than 30 days before or after May 19, 2006, in which case the deadline for the receipt of such proposals will be a reasonable time prior to the date the Company prints and mails its proxy materials for such meeting.

INCORPORATION OF OTHER DOCUMENTS BY REFERENCE

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2004, including the financial statements and notes thereto are being mailed to stockholders of record along with this Proxy Statement.

The Company will provide without charge a copy of its 2004 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 2004 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company’s furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive office, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Corporate Secretary.

OTHER MATTERS

The Board knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

Annex A

Analex Corporation

First Amended and Restated

Audit Committee Charter

The Board of Directors of Analex Corporation has long been committed to maintaining a corporate accounting and financial reporting system that meets the highest ethical and regulatory standards and is free of fraud, inaccuracies, misrepresentation and obfuscation. This is a responsibility and commitment shared by every director, executive and employee of the Company. The Board has confidence in the financial systems, processes and personnel of the Company and will take all necessary steps to maintain the quality and integrity of our financial reporting.

In consideration of the Sarbanes-Oxley Act, new SEC regulations and emerging requirements from public stock exchanges, the Charter of the Audit Committee of the Board of Directors of Analex Corporation is hereby revised. The revised Charter is effective immediately and until modified or revoked by the Board.

The Audit Committee shall:

•	Be comprised of three (3) directors meeting the test of “independence” as set forth by the SEC and the stock exchange on which Analex stock is listed. Audit committee members shall also satisfy applicable SEC and stock exchange requirements regarding their level of financial “literacy” or “expertise”.

•	Have sole authority to select, oversee, retain and determine the compensation of the Company’s independent auditors.

•	Have sole authority to approve all significant non-audit engagements by the Company of the independent auditor.

•	Establish, in conjunction with management, a process for receiving and handling complaints regarding accounting practices, internal controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding such matters.

•	Be authorized to engage independent advisors, including independent counsel, as required to fulfill its obligations.

•	Receive adequate funding to engage any registered public accounting firm for audits, reviews or attest services or to engage any advisors required to fulfill the Audit Committee’s obligations.

•	Review potential conflict of interest situations as required by the stock exchange on which the Company’s stock is listed.

The Board of Directors recognizes that insuring the integrity of the financial reporting systems is its responsibility and the Audit Committee is chartered to assist the Board in fulfilling this obligation. In performing its duties, the Audit Committee is expected to:

•	Meet a minimum of four (4) times per year to review and evaluate Company financial reporting as well as the advice and performance of the Company’s independent auditors. If the Committee identifies problems, issues or concerns, it is authorized proceed at its discretion, to meet as frequently as necessary and take any other steps that may be required to fully investigate the matter and recommend a corrective course of action to the Board.

•	Receive, evaluate and investigate any complaints regarding the Company’s accounting practices, internal controls or auditing matters and report such complaints to the Board along with the findings, conclusions and recommendations of the Committee regarding disposition of the complaint.

•	Consult with the Company’s independent auditor as required under applicable accounting standards.

•	Report to the Board any concerns or issues regarding Company management’s performance or cooperation related to the Audit Committee or any aspect of the Company’s financial reporting system.

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Self Assessment

At least annually, the Committee shall evaluate (a) the adequacy of this charter, and (b) the Committee’s performance against the requirements of this charter. The Committee will communicate to the Board of Directors the results of this self-assessment, any actions taken or planned by the Committee and any recommendations to the Board. If a revision to the Committee charter is proposed, such revisions shall be presented to the Board in writing after consultation and review with the Company’s general counsel.

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Annex B

Analex Corporation

Compensation Committee Charter

1.	Purpose

The purpose of the Compensation Committee of Analex Corporation (the “Company”) is to (i) monitor corporate performance and its relationship to compensation of executive officers; (ii) evaluate management’s recommendations and make its own independent recommendation to the Company’s Board of Directors (the “Board”) concerning matters of executive compensation; and (iii) provide oversight to the Company’s stock option and stock purchase plans.

2.	Organization and Qualification of Committee Members

The Compensation Committee shall be comprised of three or more independent directors, each of whom must meet (i) the “independence” requirements set forth by the SEC from time to time and the exchange on which the Company’s Common Stock is traded, and (ii) the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board shall select a chairperson from among members of the Compensation Committee. Each Compensation Committee member will serve at the pleasure of the Board for such term as the Board of Directors may decide or until such Committee member ceases to meet the requirements stated in this Charter.

3.	Duties and Responsibilities

In furtherance of the Compensation Committee’s purpose, the Compensation Committee shall have the following duties and responsibilities:

•	Establish a compensation program, consisting of base salary, incentive bonus, options and employment benefits, that will (i) align executive compensation with the Company’s long-term business objectives and financial performance; (ii) enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company; and (iii) reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company;

•	Monitor corporate performance and review compensation levels and benefits annually to determine whether they are competitive and reasonable in light of the prevailing industry standards and the Company’s overall performance;

•	Evaluate management’s recommendation and make its own independent recommendation to the Board concerning matters of executive compensation;

•	Provide oversight to the Company’s stock option and stock purchase plans;

•	Prepare for the Board annually a written report on executive compensation containing the disclosure required by the proxy rules promulgated by the SEC from time to time;

•	Review and re-assess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Compensation Committee.

4.	Meetings

The Compensation Committee shall meet as frequently as necessary to carry out its responsibilities under this Charter.

5.	Resources

The Compensation Committee shall be authorized to access and/or retain such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including

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engagement of counsel and professional advisors. The Compensation Committee shall have the authority to approve fees, costs and other terms of engagement, at the Company’s expense, of such outside resources, subject to the oversight of the Board.

6.	Self Assessment

At least annually, the Committee shall evaluate (a) the adequacy of this charter, and (b) the Committee’s performance against the requirements of this charter. The Committee will communicate to the Board of Directors the results of this self-assessment, any actions taken or planned by the Committee and any recommendations to the Board. If a revision to the Committee charter is proposed, such revisions shall be presented to the Board in writing after consultation and review with the Company’s general counsel.

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Annex C

Analex Corporation

Nominating Committee Charter

The Board of Directors (the “Board”) of Analex Corporation (the “Company”) has established a Nominating Committee, to be comprised solely of independent directors, to identify and nominate director candidates for the Board. The Board has given the Nominating Committee this charter to guide its activities.

1.	Purpose

The purpose of the Nominating Committee is to identify, select and nominate director candidates for the Board each year, while insuring that the Board is comprised of a majority of directors deemed “independent” by criteria established by the SEC and the exchange where the Company’s Common Stock is listed and traded.

2.	Organization and Qualification of Committee Members

The Nominating Committee shall be comprised of three or more directors, each of whom must meet the “independence” requirements set forth by the SEC from time to time and the exchange on which the Company’s Common Stock is traded. The Board shall select the members of the Nominating Committee as well as a chairperson from among members of the Nominating Committee. Each Nominating Committee member will serve at the pleasure of the Board for such term as the Board of Directors may decide or until such Committee member is no longer a member of the Board of Directors.

3.	Duties and Responsibilities

In furtherance of the Nominating Committee’s purpose, but subject to the provisions of the Voting Agreement, the Nominating Committee shall have the following duties and responsibilities:

•	identify, select and nominate director nominees (other than those nominated pursuant to the Voting Agreement), while insuring the majority of directors meet the “independence” requirements set forth by the SEC from time to time and the exchange on which the Company’s Common Stock is traded;

•	review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Nominating Committee.

4.	Meetings

The Nominating Committee shall meet as frequently as necessary, based on the judgment of the Committee, to carry out its responsibilities under this Charter.

5.	Resources

The Nominating Committee shall have the appropriate resources and authority to discharge its responsibilities, including appropriate funding in such amount as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Nominating Committee shall have the authority to retain and terminate a search firm, if required, to be used to identify director candidates and the authority to retain other professionals to assist it with background checks.

6.	Self Assessment

At least annually, the Committee shall evaluate (a) the adequacy of this charter, and (b) the Committee’s performance against the requirements of this charter. The Committee will communicate to the Board of Directors the results of this self-assessment, any actions taken or planned by the Committee and any recommendations to the Board. If a revision to the Committee charter is proposed, such revisions shall be presented to the Board in writing after consultation and review with the Company’s general counsel.

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Annex D

Analex Corporation

Corporate Governance Committee Charter

1.	Purpose

The purpose of the Corporate Governance Committee of Analex Corporation (the “Company”) is to oversee all aspects of the Company’s corporate governance functions on behalf of the Company’s Board of Directors (the “Board”); and make recommendations to the Board regarding corporate governance issues.

2.	Organization

The Corporate Governance Committee shall be comprised of the Chairman of the Board of Directors of the Company and four or more other directors. The Board shall select a chairperson from among members of the Corporate Governance Committee. Each Corporate Governance Committee member will serve at the pleasure of the Board for such term as the Board of Directors may decide or until such Committee member is no longer a member of the Board of Directors.

3.	Duties and Responsibilities

In furtherance of the Corporate Governance Committee’s purpose, the Corporate Governance Committee shall have the following duties and responsibilities:

•	Develop and recommend to the Board corporate governance guidelines;

•	Consider ongoing developments in corporate governance practices;

•	Review and re-assess adequacy of the Company’s corporate governance guidelines annually and recommend to the Board any changes deemed appropriate;

•	Review and assess adequacy of this Charter and recommend to the Board any changes deemed appropriate by the Corporate Governance Committee.

4.	Meetings

The Corporate Governance Committee shall meet as frequently as necessary, but not fewer than two times a year, to carry out its responsibilities under this Charter.

5.	Resources

The Corporate Governance Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of counsel and professional advisors. The Corporate Governance Committee shall have the sole authority to approve fees, costs and other terms of engagement, at the Company’s expense, of such outside resources.

6.	Self Assessment

At least annually, the Committee shall evaluate (a) the adequacy of this charter, and (b) the Committee’s performance against the requirements of this charter. The Committee will communicate to the Board of Directors the results of this self-assessment, any actions taken or planned by the Committee and any recommendations to the Board. If a revision to the Committee charter is proposed, such revisions shall be presented to the Board in writing after consultation and review with the Company’s general counsel.

D-1

Annex E

Analex Corporation

Amended and Restated

Employee Stock Purchase Plan

1.	Purpose and Effect of Plan

The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2.	Shares Reserved for the Plan

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of one million, fifty thousand (1,050,000) shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares acquired. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions, at the discretion of the Company.

3.	Definitions

Where indicated by initial capital letters, the following terms shall have the following meanings:

(a) Act: The Securities Exchange Act of 1934.

(b) Board: The Board of Directors of the Company.

(c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

(d) Committee: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

(e) Common Stock: The Company’s Common Stock, $0.02 par value.

(f) Company: Analex Corporation, a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime and salary reduction contributions pursuant to a Code section 125 or 401(k) plan.

(h) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

(i) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

(j) Enrollment Date: Each January 1 and July 1.

(k) Enrollment Form: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 6.

(l) Fair Market Value: The value of the Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities

Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of such determination (or the closing sales price on the last day prior thereto on which the Common Stock was quoted, if the Common Stock was not quoted on such date) as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(2) In the absence of an established market for the Common Stock, the Fair Market Value of a share of the Common Stock thereof shall be determined in good faith by the Board.

(m) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

(n) Parent: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of a Purchase Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(o) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

(p) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section 6.

(q) Plan: The “Analex Corporation Amended and Restated Employee Stock Purchase Plan,” as set forth herein and as amended from time to time.

(r) Purchase Date: Each semi-monthly pay date.

(s) Purchase Price: A percentage of the Fair Market Value of a share of Common Stock on the Purchase Date. The percentage shall be ninety-five percent (95%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below ninety-five percent (95%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Enrollment Date affected by the change.

(t) Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of a Purchase Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.	Administration of the Plan

The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5.	Eligible Employees

All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first Enrollment Date coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6.	Election to Participate

Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in increments of Ten Dollars ($10.00) subject to a minimum deduction of Ten Dollars ($10.00) per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant. The Board may establish limits on the amounts of payroll deductions and may change those limits from time to time.

An original Enrollment Form must be filed before the Participant’s Enrollment Date as prescribed by the Committee. A Participant’s Enrollment Form will remain in effect for successive semi-annual periods unless terminated.

A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until the next Enrollment Date. Not more than one (1) time during any semi-annual period, a Participant may decrease his or her payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant’s election change through the remainder of the semi-annual period.

7.	Method of Purchase and Investment Accounts

Each Participant having eligible funds in his Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Purchase Date. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Common Stock shall be added to a Participant’s Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant’s Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable after the end of each calendar quarter. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8.	Stock Purchases

The Custodian shall acquire shares of Company Stock for Participants as of each Purchase Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9.	Limitation on Purchases

No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000.

A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Purchase Date on which this paragraph limits a Participant’s ability to purchase Common Stock, the employee shall cease to be a Participant.

10.	Title of Accounts

The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11.	Notification

As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Enrollment Date for the period in which such shares were purchased.

12.	Rights Not Transferable

Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13.	Change in Capital Structure

In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14.	Retirement, Termination and Death

In the event of a Participant’s retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and certificates will be issued for full shares held in his

Investment Account in accordance with Section 7 of the Plan. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15.	Amendment of the Plan

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.	Termination of the Plan

The Plan and all rights of employees hereunder shall terminate:

(a) on the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b) at any prior date at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.	Effective Date of Plan

The Plan was initially approved by the Board of Directors on September 17, 1997. The Plan, as currently amended and restated, was approved by the Board of Directors on April 11, 2005 subject to approval by the Company’s shareholders, and, if approved by the Company’s shareholders, the Plan shall become effective on the date designated by the Committee subsequent to such approval.

18.	Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19.	Indemnification of Committee

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20.	Governing Law

The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.

ANNUAL MEETING OF STOCKHOLDERS OF

ANALEX CORPORATION

May 19, 2005

PROOF # 1

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

————————— Please detach along perforated line and mail in the envelope provided. ————————

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect nine (9) directors for a one-year term expiring at the annual FOR AGAINST ABSTAIN stockholders’ meeting in 2006 and until their successors are duly elected 2. To approve an amendment to the Company’s Employee Stock and qualified. Purchase Plan to increase the number of shares of Common Stock NOMINEES: reserved for issuance thereunder from 650,000 to 1,050,000.

FOR ALL NOMINEES O Sterling E. Phillips, Jr.

O Peter C. Belford, Sr.

WITHHOLD O C. Thomas Faulders, III 3. To ratify the appointment of Ernst & Young LLP as the AUTHORITY Company’s independent auditors for the fiscal year 2005. FOR ALL NOMINEES O Lincoln D. Faurer O Martin M. Hale, Jr.

FOR ALL EXCEPT O Thomas L. Hewitt 4. To transact such other business as may properly come before the Annual Meeting (See instructions below) O Daniel P. March or any adjournment or postponement thereof.

O Gerald A. Poch

O Daniel R. Young Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged:

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR

ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

————————— ————————

0

ANALEX CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2005

The undersigned appoints Sterling E. Phillips, Jr. and Judith N. Huntzinger, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Analex Corporation on May 19, 2005, and any adjournments or postponements thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the individuals named to serve as directors and FOR the approval of Proposals 2 and 3.

(Continued and to be signed on the reverse side)

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